UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

 CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On August 12, 2021, CorMedix Inc. (the “Company”), entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Truist Securities, Inc. (“Truist Securities”) and JMP Securities LLC (“JMP Securities”), as sales agents, pursuant to which the Company may sell, from time to time, an aggregate of up to $50,000,000 of its common stock, par value $0.001 per share (the “Shares”).

The Shares may be issued and sold from time to time through or to Truist Securities and JMP Securities acting as sales agent or principal pursuant to the Company’s shelf Registration Statement on Form S-3 (Reg. No. 333-249901). The Company has filed a prospectus supplement, on August 12, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with respect to the Shares. Sales of the Shares, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” pursuant to Rule 415 under the Securities Act of 1933, as amended.

The Company will pay the applicable sales agents a commission equal to 3% of the gross sales price per share for any Shares sold through such sales agents under the Sales Agreement. We have provided the sales agents with customary indemnification and contribution rights.

The foregoing description is qualified in its entirety by reference to the Sales Agreement, a copy of which is included as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement dated August 12, 2021

5.1	Opinion of Morgan, Lewis & Bockius LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: August 12, 2021	By:	/s/ Khoso Baluch
	Name:	Khoso Baluch
	Title:	Chief Executive Officer